SCHEDULE 14A
                         (Rule 14a-101)

             INFORMATION REQUIRED IN PROXY STATEMENT

                    SCHEDULE 14A INFORMATION

   Proxy Statement Pursuant to Section 14(a) of the Securities
          Exchange Act of 1934 (Amendment No.         )

File by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement        [ ]  Confidential, For
                                        Use of the Commission
                                        Only (as permitted by
                                        Rule 14a-6(e)(2))

[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12

              Maui Land & Pineapple Company, Inc.
        (Name of Registrant as Specified in Its Charter)

________________________________________________________________
  (Name of Person(s) Filing Proxy Statement, if Other than the
                           Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No Fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-
     6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction
     applies.
_________________________________________________________________

(2)  Aggregate number of securities to which transaction applies:
_________________________________________________________________

(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
_________________________________________________________________

(4)  Proposed maximum aggregate value of transaction:
_________________________________________________________________

(5)  Total fee paid:
_________________________________________________________________

[ ]  Fee paid previously with preliminary materials:
_________________________________________________________________

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:
_________________________________________________________________

(2)  Form, Schedule or Registration Statement no.:
_________________________________________________________________

(3)  Filing Party:
_________________________________________________________________

(4)  Date Filed:
_________________________________________________________________




April 2, 1999





To Our Stockholders:

     At our annual meeting on April 30, 1999, we plan to consider only two matters: The election of two directors for a three-year term and the approval of an auditor.

     We know of no other matters likely to be brought up at the meeting. Your participation is important to the orderly conduct of the Company's business. We urge you to sign and mail your proxy now. If you later decide to attend the meeting you can then vote in person, if you wish.

For the Board of Directors,


/S/ MARY C. SANFORD

Mary C. Sanford
Chairman



               MAUI LAND & PINEAPPLE COMPANY, INC.
                 120 Kane Street, P. O. Box 187
                Kahului, Maui, Hawaii 96733-6687

            NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         April 30, 1999


TO THE STOCKHOLDERS OF MAUI LAND & PINEAPPLE COMPANY, INC.:

     The Annual Meeting of Stockholders of Maui Land & Pineapple
Company, Inc. (the "Company") will be held on Friday, April 30,
1999 at 8:30 a.m. in the Corporate Office courtyard, 120 Kane
Street, Kahului, Hawaii, for the following purposes:

1. To elect two Class Three Directors to serve for a three-year term or until their successors are elected and qualified;

2. To elect the Auditor of the Company for fiscal year 1999 and thereafter until its successor is duly elected; and

3. To transact such other business as may be properly brought before the meeting or any postponement or adjournment thereof.

     The close of business on March 8, 1999 is the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting or any postponements or adjournments thereof.

     IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE
MEETING.  IF YOU ARE UNABLE TO ATTEND IN PERSON, PLEASE SIGN,
DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE
PROVIDED.

     Stockholders are cordially invited to attend the meeting in person.

     Your attention is directed to the Proxy Statement enclosed.

BY ORDER OF THE BOARD OF DIRECTORS,


/S/ ADELE H. SUMIDA

ADELE H. SUMIDA
Secretary

Dated:  April 2, 1999



               MAUI LAND & PINEAPPLE COMPANY, INC.
                 120 Kane Street, P. O. Box 187
                Kahului, Maui, Hawaii 96733-6687
                          April 2, 1999

                         PROXY STATEMENT



     This proxy is solicited on behalf of the Board of Directors of Maui Land & Pineapple Company, Inc. (the "Company").

     The person giving the proxy may revoke it at any time before it is voted by delivering a written revocation or a signed proxy card bearing a later date to the Company's Secretary, provided that such revocation or proxy card is actually received by the Secretary before it is used. Shares of the Company's common stock represented by properly executed proxies received by the Company at or prior to the Annual Meeting and not subsequently revoked will be voted as directed in such proxies. If a proxy is signed and no directions are given, shares represented thereby will be voted in favor of electing the Board's nominees for director and in favor of the proposal to elect the Company's auditor. The proxy confers discretionary authority on the persons named therein as to all other matters that may come before the meeting.

     This proxy statement is first being mailed to shareowners on or about April 2, 1999.

               VOTING SECURITIES AND RIGHT TO VOTE

     Holders of record of shares of Common Stock of the Company at the close of business on March 8, 1999 will be entitled to vote at the Annual Meeting of Stockholders to be held on April 30, 1999 and at any and all postponements or adjournments thereof.

     The voting securities entitled to vote at the meeting consist of shares of Common Stock of the Company with each share entitling its owner to one vote. Shareholders do not have cumulative voting. The number of outstanding shares at the close of business on March 8, 1999 was 7,188,500.

     If a majority of the Company's outstanding shares are represented at the meeting, either in person or by proxy, a quorum will exist for conducting business. Election of directors and the auditor will require an affirmative vote of a majority of shares present. Abstentions, but not broker non-votes, will be treated as present at the meeting for these purposes. In connection with the election of directors, a vote to withhold authority will have the effect of a negative vote.


            SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                      OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

     The following table sets forth information as of February 24, 1999 with respect to all persons known to the Company to be the beneficial owners of more than 5% of the Company's Common Stock, other than those listed under "Security Ownership of Management."

                                       Number            Percent
     Name and Address                of Shares           of Class

The J. Walter Cameron Family Group  2,524,881 (1)(4)       35.1%
P. O. Box 550
Wailuku, Hawaii 96793

Maui Publishing Company, Ltd.         423,756 (4)           5.9%
P. O. Box 550
Wailuku, Hawaii 96793

Cameron Family Partnership            399,104 (1)           5.6%
P. O. Box 550
Wailuku, Hawaii 96793

Harry Weinberg Family
    Foundation, Inc.                2,669,780 (2)          37.1%
101 West Mount Royal Avenue
Baltimore, Maryland 21201

Maui Land & Pineapple Company, Inc.
  Employee Stock Ownership Trust      518,854 (3)           7.2%
c/o Pacific Century Trust, Trustee
P. O. Box 3170
Honolulu, Hawaii 96802

(1) The J. Walter Cameron Family holdings include 599,280 shares owned by Mary C. Sanford; 163,861 shares owned by Claire C. Sanford; 173,240 shares owned by Jared B.
     H. Sanford; 264,812 shares owned by Richard H. Cameron, his spouse and minor children (includes 5,456 shares allocated to his account in the Maui Land & Pineapple Company, Inc. Employee Stock Ownership Plan ["ESOP"]); 263,272 shares owned by Douglas B. Cameron; 156,116 shares owned by the Allan G. Sanford Trust, of which Mary C. Sanford is the trustee; 399,104 shares owned by the Cameron Family Partnership, whose general partners are Mary C. Sanford, Richard H. Cameron, Claire C. Sanford and Frances E. C. Ort; 81,440 shares owned by the J. Walter Cameron Trust, of which Mary C. Sanford, Richard H. Cameron, Margaret A. C. Alvidrez, Claire C. Sanford and Pacific Century Trust are co-trustees; and 423,756 shares owned by Maui Publishing Company, Ltd., of which Claire C. Sanford is a director, Richard H. Cameron is an officer and director and Mary C. Sanford is an officer, director and shareholder (see Note (4) below). Voting and investment decisions with respect to shares held by the foregoing trusts with three or more trustees and shares held by the Cameron Family Partnership generally require approval of a majority of the trustees or general partners. However, all of the partnership's general partners must approve dispositions of the Company's shares. Mrs. Alvidrez has disclaimed sole or shared voting or dispositive power with respect to shares held by the trusts of which she is one of the trustees. Mrs. Ort has disclaimed sole or shared voting power and sole dispositive power with respect to the shares held by the partnership of which she is a general partner. Except as indicated above, share ownership figures for the J. Walter Cameron Family Group exclude shares owned by the Company's ESOP (see Note (3) below).

(2) The Harry Weinberg Family Foundation, Inc., a charitable foundation (the "Foundation"), owns 2,669,780 shares. The directors are Darrell D. Friedman, Zanvyl Krieger, Alfred Coplan, Richard Pearlstone, Suzanne F. Cohen, Samuel K. Himmelrich, Sr., Nathan Weinberg, David Weinberg, Barbara Himmelrich, Morton B. Plant, Toba Grant and Mortimer Caplin. The Company's records currently show that 300 Corporation (a corporation formerly owned by Harry Weinberg) owns 202,688 shares. The Company has been advised by the Foundation that it does not control, is not controlled by and does not act in concert with that entity.

(3) Gary L. Gifford, President of the Company, Paul J. Meyer, Douglas R. Schenk and Donald A. Young, Executive Vice Presidents of the Company, are members of the Administrative Committee of the Company's ESOP, which was adopted by the Company on December 27, 1978. The ESOP requires the trustee to inquire of each plan participant, on a confidential basis, how to vote the shares allocated to the plan participant's individual account. The trustee is required to vote shares allocated to participants' accounts for which no instructions are received and to vote any shares not then allocated to participants' accounts in the same proportions as the aggregate shares allocated to participants' accounts are voted pursuant to participants' instructions.

(4)  Maui Publishing Company, Ltd. owns 423,756 shares.
     Claire C. Sanford is a director, Richard H. Cameron is an officer and director and Mary C. Sanford is an officer, director and shareholder of Maui Publishing
     Company, Ltd. The shares are included in the holdings of the J. Walter Cameron Family Group (see Note (1) above).


Security Ownership of Management

     The following table sets forth information as of March 30, 1999 with respect to the Company's voting Common Stock beneficially owned by directors, nominees and named executive officers, and by all directors, nominees and executive officers of the Company as a group (see "Election of Directors" below).

                                   Number
                                 of Shares
                                Beneficially          Percent
                                   Owned              of Class

Mary C. Sanford                 1,659,696(1)            23.1%
Richard H. Cameron              1,169,112(2)            16.3%
Claire C. Sanford               1,068,161(3)            14.9%
Donald A. Young                    11,520(4)             0.2%
Paul J. Meyer                      10,233(4)             0.1%
Douglas R. Schenk                   9,005(4)             0.1%
Gary L. Gifford                     7,365(4)             0.1%
Randolph G. Moore                   4,000                0.06%
Warren A. Suzuki                    1,700(4)             0.01%
Morton B. Plant                        --                  --
Samuel K. Himmelrich, Sr.              --                  --
Fred E. Trotter III                    --                  --
All directors, nominees and executive officers
  as a group (13)               2,569,700(5)            35.7%


(1)  Mary C. Sanford, mother of Claire C. Sanford and aunt of
     Richard H. Cameron, owns of record 599,280 shares and beneficially 1,060,416 shares. She is a Class Three
     Director.

(2) Richard H. Cameron owns of record 252,156 shares and beneficially 916,956 shares. Included are 5,456 shares allocated to him as a participant in the Company's ESOP (see Note (3) regarding the Company's ESOP in the preceding table). He is a Class Three Director (see "Election of Directors" below).

(3) Claire C. Sanford owns of record 163,861 shares and beneficially 904,300 shares. She is a Class Two Director (see "Election of Directors" below).

(4) Amounts include shares allocated to these executive officers as participants in the Company's ESOP: Gifford-4,992; Meyer-8,272; Schenk-5,436; Young-10,020; Suzuki-1,700. (See
     Note (3) regarding the Company's ESOP in the preceding table.)

(5)  Includes 2,524,881 shares beneficially owned by the J.
     Walter Cameron Family Group, but does not include
     518,854 shares owned by the Company's ESOP (see Note
     (3) regarding the Company's ESOP in the preceding table).


Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act requires the Company's officers and directors and beneficial owners of more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of such reports. Based solely upon a review of such reports and amendments thereto received by the Company during or with respect to its most recent fiscal year and upon certain written representations, the Company did not identify any such required report that was not timely filed.


                      ELECTION OF DIRECTORS

     The Bylaws provide for three classes of directors consisting of two members in each class with each class holding office for three years. The first class consists of the two directors whose term of office expires in 2000 ("Class One Directors"). The second class consists of the two directors whose term of office expires in 2001 ("Class Two Directors"). The third class consists of the two directors whose term of office expires in 1999 ("Class Three Directors").

     The Board recommends the election of the nominees listed below as Class Three Directors to hold office for three years, until 2002, or until their successors are elected and qualified. If at the time of the 1999 Annual Meeting of stockholders any of such nominees should be unable or decline to serve, the discretionary authority provided in the proxy will be exercised to vote for a substitute or substitutes. The Board has no reason to believe that any substitute nominee or nominees will be required.

     The Board's proxy holders will, if so authorized, vote their proxies for the nominees for Class Three Directors.

     Hawaii law requires that at least one of the directors of the Company be a resident of the State of Hawaii. One of the Board's nominees for Class Three Director and two of the Class One Directors are Hawaii residents. Under the Company's Bylaws, no person is eligible to be elected as a director who has attained his or her 70th birthday at the time of election, but the directors may create exceptions to this requirement by resolution. The Company's Bylaws permit the Board of Directors to appoint Directors Emeritus. Mary C. Sanford, who has served as a director since 1972 and as Chairman since 1992, informed the Board of Directors that she did not wish to be nominated for reelection upon expiration of her current term in 1999. In March 1999, the Board of Directors appointed her as a Director Emeritus, effective upon the election of her successor as a director at the 1999 Annual Meeting. Directors Emeritus are eligible to attend all meetings of the Board of Directors, but are not eligible to vote and are not counted as part of the quorum at any such meeting.

     The following section indicates the principal occupation or employment of each continuing director and nominee, his or her positions with the Company and other information, and the year first elected as a director.

Class One Directors-Term expires in 2000:

Randolph G. Moore     Chief Executive Officer of Kaneohe Ranch,
(age 60)              a manager of family trusts in Kailua, Hawaii.
                      He is Executive Vice President of the H.K.L.
                      Castle Foundation, a charitable family
                      foundation in Kailua, Hawaii. Mr. Moore has extensive experience in property management and development in Hawaii. Mr.
                      Moore was President of Molokai Ranch Ltd., a real estate management and development company in Maunaloa, Hawaii from 1986 -
                      1989.  Mr. Moore is a Director of Grove
                      Farm Company, Inc., Hawaii Stevedores,
                      Inc., Koga Engineering & Construction,
                      Inc. and the Land Use Research Foundation.
                      He is Chairman of the Board and a Trustee of The Oceanic Institute. Mr. Moore serves on the boards of a number of community organizations. He has been a director of the Company since 1994.

Fred E. Trotter III   President of F. E. Trotter Inc., a
(age 68)              business consulting firm in Honolulu, Hawaii.
                      He was a Trustee of The Estate of James Campbell, a private trust, in Honolulu, Hawaii, from 1970 -
                      1991.  Mr. Trotter is a Director of
                      Pacific Century Financial Corp., Bank of
                      Hawaii, Bancorp Leasing, Inc. and Longs
                      Drug Stores.  Mr. Trotter serves on the
                      boards of the University of Hawaii
                      Foundation, the Kahuku Community Hospital, and a number of other community organizations. Mr. Trotter has extensive experience in agribusiness and property management in Hawaii. He has been a director of the Company since 1992.

Class Two Directors-Term expires in 2001:

Samuel K. Himmelrich, Sr.  President of Windsor Terminal, Inc.,
(age 68) a provider of terminal and warehouse services in Baltimore, Maryland. He was Chairman of the Board of Inland Leidy, Inc., a chemical distribution company, from 1954
                      - 1998.  Mr. Himmelrich is a general
                      partner of Eutaw Property Enterprise, a
                      real estate development company in
                      Baltimore, Maryland.  Mr. Himmelrich is a
                      Director of the Harry Weinberg Family
                      Foundation, Inc., The Associated Jewish
                      Community Federation of Baltimore and
                      various community organizations. He has been a director of the Company since July of 1996.

Claire C. Sanford     Co-owner of Top Dog Studio, a jewelry and
(age 40)              metal sculpture business in Gloucester,
                      Massachusetts.  She is a part-time
                      instructor at the Massachusetts College of Art. She is a Director of Maui Publishing
                      Company, Ltd. and various community
                      organizations. Ms. Sanford has served on one or more of the Company's subsidiary boards continuously since 1987, and has been a director of the Company since March of 1999.

Class Three Directors-Nominees to be elected in 1999 for a three-year term:

Richard H. Cameron    Publisher of Maui Publishing Company, Ltd.,
(age 44)              a newspaper publishing company in Wailuku,
                      Hawaii, and Vice Chairman of the Board of Maui Land & Pineapple Company, Inc. He was Vice President/Property Management of
                      Maui Land & Pineapple Company, Inc. from
                      1990 - 1995.  Mr. Cameron is a Director of
                      Haleakala Ranch Company, Triple C
                      Investment Corp. and various community
                      organizations. He has been a director of the Company since 1984.

Morton B. Plant       Chairman of the Board of Keywell, LLC, the
(age 62)              largest domestic processor of stainless steel
                      and high temperature alloy scrap in the U.S.
                      He was Chairman of the Board and CEO of
                      Keywell Corporation from 1991 to 1996.
                      Mr. Plant is a Director of Mercantile
                      Bankshares Corp., Mercantile Safe Deposit
                      & Trust Co., the Harry Weinberg Family
                      Foundation, Inc. and other community and trade organizations. He is Chairman Elect of The Associated Jewish Community
                      Federation of Baltimore.

                      Mr. Plant was nominated as a Class Three
                      Director at the request of the Foundation.
                      In connection with that nomination, the
                      Foundation entered into certain
                      understandings with Mary C. Sanford and
                      Richard H. Cameron (who agreed to support the nomination of Mr. Plant and to recommend that other directors do so). Those understandings included the Foundation's agreement to support the March 1999 Board appointment of Claire C. Sanford as a Class Two Director to fill the vacancy resulting from the resignation of Peter D. Baldwin, its agreement to support the March 1999 Board appointment of Mary C. Sanford as a Director Emeritus, effective upon election of her successor as a director of the Company, and its agreement to support and vote for the election of Mr. Cameron and Mr. Plant at the 1999 Annual Meeting.

Certain Transactions

     See "Compensation Committee Interlocks and Insider
Participation."


Directors' Meetings and Committees

     The Board of Directors held six meetings in 1998. It has two standing committees, the Audit Committee and the Compensation
Committee. The Audit Committee held one meeting and the Compensation Committee held two meetings in 1998. The Board has no Nominating Committee.

     The Audit Committee serves as an independent check on the reliability of the Company's financial controls and its financial reporting and reviews the work of the independent auditors. The Compensation Committee reviews and approves the compensation plans, salary recommendations and other matters relating to compensation of senior management and directors. The members of both committees during 1998 were Peter D. Baldwin, Richard H. Cameron, Samuel K. Himmelrich, Sr., Randolph G. Moore (Chairman, Audit Committee), Mary C. Sanford and Fred E. Trotter III (Chairman, Compensation Committee).

     Directors receive an attendance fee of $500 for each Board meeting attended. Directors also receive an annual fee of $10,000. The Chairman of the Board receives an annual fee of $20,000. Audit Committee and Compensation Committee meetings normally are held on the same day and committee members receive an attendance fee of $500 for attending both meetings. Directors receive a $500 attendance fee for attending any committee or subcommittee meeting held individually on a single day.
Directors Emeritus formerly received the same fees as other directors. Under Bylaw amendments adopted in March 1999, Directors Emeritus are entitled to expense reimbursements and attendance fees, but will no longer receive annual retainers.
All directors, except for Mr. Himmelrich, attended at least 75% of the aggregate meetings of the Board and committees on which they serve.


                     EXECUTIVE COMPENSATION

Summary of Cash and Other Compensation

     The following table summarizes the cash and non-cash compensation paid by the Company for services rendered during each of the last three years by the Company's Chief Executive Officer and four other most highly compensated executive officers.

                   SUMMARY COMPENSATION TABLE

                                     Annual Compensation

                                                          All
    Name and                                             Other
Principal Position         Year    Salary    Bonus    Compensation
                                              (1)         (2)

Gary L. Gifford            1998  $357,000   $13,453    $31,116
President & Chief
 Executive Officer         1997   355,000       --      38,497
                           1996   342,500       --      37,858

Paul J. Meyer              1998   227,700     8,580     26,068
Executive Vice
 President/Finance         1997   226,417        --     32,158
                           1996   218,333        --     31,571

Douglas R. Schenk          1998   209,400     7,891      9,130
Executive Vice
 President/Pineapple       1997   208,206        --     11,255
                           1996   200,197        --     10,982

Donald A. Young            1998   198,000     7,461     26,299
Executive Vice
 President/Resort          1997   196,417        --     36,675
                           1996   187,083        --     36,205

Warren A. Suzuki           1998   120,800     4,552      8,365
Vice President/Land
 Management & Development  1997   119,833        --     11,739
                           1996   114,167        --     11,650

(1)  Represents annual incentive payout earned in 1998.
(2) Represents imputed income related to excess group life coverage and the Executive Supplemental Insurance Plan. It also includes the value of shares allocated to the executive as a participant in the Employee Stock Ownership Plan ("ESOP") and the annual increase in value of Executive Deferred Compensation Plan ("EDCP") benefits payable after retirement.

Details of "All Other Compensation" for 1998 are as follows:


                Life
             Insurance      ESOP        EDCP        Total
               (a)          (b)

Gifford       $2,793        $286      $28,037     $31,116
Meyer          2,356         183       23,529      26,068
Schenk         1,210         168        7,752       9,130
Young          2,058         159       24,082      26,299
Suzuki           626          97        7,642       8,365

          (a) Represents value of life insurance benefits in accordance with Internal Revenue Service Table PS-58.
          (b) Allocation to an ESOP participant's account is related to compensation levels. The values shown are the estimated shares to be allocated to the designated individual's account as of December 31, 1998 valued at
          $9 1/16 per share.


Executive Deferred Compensation Plan

     The Company had an Executive Deferred Compensation Plan ("EDCP") that covered certain management personnel approved by the Board, including some of the executive officers. The EDCP benefit was in the form of monthly payments payable for ten years and was 100% vested when the participant reached age 62. Effective October 1, 1998, the Company's Board of Directors elected to terminate the EDCP and cease all future vesting of EDCP benefits. The EDCP benefits vested through October 1, 1998 will become payable over a ten-year period beginning with the participant's retirement.

     The EDCP has been replaced with an unfunded, nonqualified, deferred compensation plan under which eligible employees, including the Company's executive officers, may elect on a voluntary basis to defer a portion of their annual cash compensation until retirement or termination from the Company. Eligible employees must make an annual irrevocable election to defer compensation that will be paid, earned or awarded in the following year.


Pension Plan

     The following table shows the estimated annual retirement benefit to employees in specified compensation and years of service classifications under the Maui Land & Pineapple Company, Inc. Pension Plan for Non-Bargaining Unit Employees and the Company's Supplemental Executive Retirement Plan ("SERP"):

  ESTIMATED ANNUAL BENEFIT FROM QUALIFIED DEFINED BENEFIT PLAN
           AND SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


 Final
 5-Year                 Years of Service at Age 65
Average
 Annual
 Salary         15        20       25        30        35

$100,000     $19,885   $26,514   $33,142   $39,770   $44,185
125,000       25,510    34,014    42,517    51,020    56,684
150,000       31,135    41,514    51,892    62,270    69,183
175,000       36,760    49,014    61,267    73,520    81,681
200,000       42,385    56,514    70,642    84,770    94,180
225,000       48,010    64,014    80,017    96,020   106,679
250,000       53,635    71,514    89,392   107,270   119,178
275,000       59,260    79,014    98,767   118,520   131,676
300,000       64,885    86,514   108,142   129,770   144,175
325,000       70,510    94,014   117,517   141,020   156,674
350,000       76,135   101,514   126,892   152,270   169,173
375,000       81,760   109,014   136,267   163,520   181,671
400,000       87,385   116,514   145,642   174,770   194,170
425,000       93,010   124,014   155,017   186,020   206,669
450,000       98,635   131,514   164,392   197,270   219,168
475,000      104,260   139,014   173,767   208,520   231,666

     Compensation covered by the qualified pension plan and the SERP is base salary. Retirement benefits are computed based on each participant's years of service, year of birth, earnings and retirement date and are not subject to any deduction for social security or other offset amounts. Normal retirement age for participants is 65, with provisions for retirement as early as 55 and after age 65. Benefits are payable as a qualified joint and survivor annuity with options for benefits in other annuity forms. Vesting is 100% after five years of service. When the benefits of an employee under the pension plan are reduced because of (1) the maximum annual benefit limitation ($130,000 in 1998) or (2) the maximum compensation limitation ($160,000 in
1998), the SERP provides a benefit to make up the difference. At December 31, 1998, the named executive officers were credited with approximately the following years of service for pension computation purposes: Gifford -10.3; Meyer -13.8; Schenk -21.3; Young -19.5; Suzuki -9.1.



Executive Severance Plan with Related Change-In-Control
Agreements

     An Executive Severance Plan with related Change-in-Control Agreements covers the Company's six executive officers. Payments under the Executive Severance Plan will be made to an executive officer who is terminated from employment as a result of (1) a restructuring or downsized operation; (2) discontinuance of certain business activities; or (3) elimination of a position with no comparable position within the Company being offered to the executive. The amount of the severance payment is twelve months of base salary for vice presidents and one month's base salary for each year of service, with a minimum of twelve months and a maximum of eighteen months for the chief executive officer and executive vice presidents. This payment will be made on the regular payroll schedule for the number of months that the executive is eligible to receive payment. If an incentive plan is in effect, the executive also will receive a pro-rated annual incentive plan payment earned during the year in which separation from employment occurred in accordance with the terms of such plan. During the period that the executive is eligible to receive severance payments, the Company will provide health care benefits with the same coverage and same employer contributions as the executive was receiving before termination of employment. Any payments under the following Change-In-Control Agreements (the "Agreements") would be in lieu of any payments under the Executive Severance Plan.

     The Agreements with each executive officer provide that a "change-in-control" means one or more of the following occurrences with respect to the Company or a Subsidiary (1) any person or group who is not on the date of the Agreements a beneficial owner of 25% or more of the voting shares of the Company or a Subsidiary becomes the beneficial owner of 25% or more of the total number of voting shares of that entity; (2) any person or group who is not on the date of the Agreements the beneficial owner of 50% or more of the shares of the Company or a Subsidiary becomes the beneficial owner of 50% or more of the total number of voting shares of that entity; (3) the persons who were directors of the Company or a Subsidiary before a cash tender or exchange offer, merger or other business combination, sale of assets or contested election cease to constitute a majority of the Board of Directors of that entity or a successor thereto; (4) a merger or consolidation of the entity occurs in which the survivor is neither the Company nor a direct or indirect wholly owned subsidiary of the Company; (5) a sale, transfer or other disposition of all or substantially all (as defined) of the assets of the Company or Subsidiary; and, in addition, in the case of a Subsidiary, a disposition of 50% or more of such Subsidiary's outstanding voting securities; or (6) a spin-off, split-off, split-up or similar divisive reorganization affecting the Company and/or its Subsidiaries. "Subsidiary" means Maui Pineapple Company, Ltd. and Kapalua Land Company, Ltd. except that if the executive is the Vice President/Retail Property, the term "Subsidiary" is limited to Kaahumanu Center Associates.

     The Agreements with each executive officer entitle the executive to severance payments if a change-in-control occurs and within 36 months (in the case of Messrs. Gifford, Meyer, Schenk and Young) or 24 months (in the case of Messrs. Suzuki and Crockford) thereafter (1) the executive's employment terminates involuntarily without just cause (as defined) or (2) the executive voluntarily terminates employment for good reason (as defined).

     Severance payments include (1) a lump sum cash payment of
2.99 times (for Messrs. Gifford, Meyer, Schenk and Young) or 2 times (for Messrs. Suzuki and Crockford) the executive's annual base in effect on the effective date of termination salary (or if greater, in effect ninety days prior to the change-in-control);
(2) a payout under the Company's annual incentive plan (if any), in accordance with the terms of such plan; (3) a continuation of all welfare benefits at normal employee cost for three full years (for Messrs. Gifford, Meyer, Schenk and Young) or two full years (for Messrs. Suzuki and Crockford) from the effective date of termination; (4) special retirement benefits equal to the retirement benefit that the executive would have received under the Maui Land & Pineapple Company, Inc. Pension Plan for Non-Bargaining Unit Employees, the Supplemental Executive Retirement Plan, and Executive Supplemental Insurance Plan/Executive Deferred Compensation Plan, or any successor plans or arrangements to such plans, had the executive's employment continued for 36 months (in the case of Messrs. Gifford, Meyer, Schenk and Young) or 24 months (in the case of Messrs. Suzuki and Crockford) following the executive's effective date of termination; and (5) standard outplacement services as selected by the executive for a period of up to 36 months (in the case of Messrs. Gifford, Meyer, Schenk and Young) or 24 months (in the case of Messrs. Suzuki and Crockford) from the effective date of termination.

     The Agreements provide that if any portion of the severance payment or payment under any other agreement or plan of the Company would constitute an "excess parachute payment," then the payment to the executive will be reduced if such reduction results in an increase in the executive's net benefit. If it is ultimately determined pursuant to a final determination by the Internal Revenue Service that any portion of the severance payment is a "parachute payment" subject to excise tax, which was not contemplated to be a "parachute payment" at the time of payment, the executive will be entitled to a lump sum cash payment sufficient to place the executive in the same net after tax position that would have existed if such payment had not been subject to the excise tax.


Report of Compensation Committee on Executive Compensation

     The Compensation Committee of the Board of Directors (the "Committee") is composed entirely of directors who are not members of the Company's management. The Board of Directors has charged the Committee with the responsibility of administering the Company's executive compensation program. The Committee's philosophy with regard to executive compensation is to attract, retain and reward the level of expertise needed to achieve the Company's business objectives. The Committee is assisted from time to time by independent management consultants who advise the Committee on compensation matters.

     In July 1997, the Committee approved and adopted a compensation philosophy that reinforced a desire that there be a shift in emphasis from base salary to performance-based variable pay plans. While base salary continues to be an important part of the compensation program, the Committee would like the Company to manage base salaries with the objective of maintaining relatively low fixed cost levels as the Company shifts reward opportunity into variable pay plans.

     In 1998, executive compensation was composed primarily of base salary. Base salaries are determined based on midpoint salary information provided by an independent management consultant with reevaluations as conditions warrant. In March 1998, the Committee approved approximately 4.5% increases to the base salary midpoints for the executive officers. Midpoint information is derived from a group of U.S. industrial organizations that are similar in size, scope and complexity to the Company. This group is different from the S&P Food group referred to in the Shareholder Return Performance Graph on page
13. The CEO recommends base salary adjustments to the Committee for executives who report to him based on his qualitative judgment as to overall job performance, salary midpoints, the relationship of the executive's compensation to the midpoint and the Company's overall budget for salaries. The Company's salary system seeks to establish salaries that are within 80% to 120% of the midpoint guidelines, based on experience, knowledge of the position and performance level. The Committee approves a base salary adjustment for the CEO based on its qualitative judgment as to his job performance and on the same midpoint guidelines
that are used throughout the Company.   In 1998, the Committee
did not approve any base salary merit increases for the Company's executive officers.

     In March 1998, the Committee approved an annual incentive plan for 1998 that covered all non-bargaining unit employees, including the executive officers. The range of annual incentive plan awards was established around threshold, target and outstanding performance levels measured in terms of return on beginning equity. The threshold, target and outstanding performance levels were defined as 5%, 10% and 15%, respectively, return on equity. In 1998, the Company achieved a 6.1% return on equity, which resulted in a 3.8% of base salary incentive payout.

Compensation Committee:

     Fred E. Trotter (Chairman)    Randolph G. Moore
     Richard H. Cameron            Mary C. Sanford
     Samuel K. Himmelrich, Sr.



Shareholder Return Performance Graph

     Set forth below is a graph comparing the cumulative total shareholder return on Maui Land & Pineapple Company, Inc. common stock against the cumulative total return of the S&P 500 Index and the S&P 500 Food Group.

     [GRAPH HERE]


 *$100 invested on December 31, 1993 in common stock of Maui Land
& Pineapple Company, Inc., S&P 500 Index and S&P Food Group.


Compensation Committee Interlocks and Insider Participation

     Committee member Mary C. Sanford is the aunt of Richard H. Cameron. Mr. Cameron was an executive officer of the Company until his resignation, which was effective on October 15, 1995. On March 1, 1996, Mr. Cameron was appointed to the Compensation Committee.

     No other member of the Compensation Committee, which includes all members of the Board was formerly an officer or employee of the Company or any of its subsidiaries.

     The Company currently leases approximately 1,600 acres of grazing land to Haleakala Ranch Company at an annual rent of $16,000. The lease expires on June 30, 2018. Richard H. Cameron is Vice President of Haleakala Ranch Company; he and Mary C. Sanford are directors. Peter D. Baldwin, who was a member of the Compensation Committee throughout 1998, is President, a major shareholder and a director of Haleakala Ranch Company.


                       ELECTION OF AUDITOR

     The firm of Deloitte & Touche LLP, independent certified public accountants, has been the auditor of the Company for many years. The Board of Directors recommends the election of Deloitte & Touche LLP as the auditor of the Company for fiscal year 1999 and thereafter until its successor is duly elected.

     A representative of Deloitte & Touche LLP will be present at the annual meeting of shareholders, will be given an opportunity to make a statement and will be available to respond to questions raised verbally at the meeting or submitted in writing by shareholders.


                         OTHER MATTERS

     The Board knows of no other matters that may be brought before the meeting. However, if any other matters are properly brought before the meeting, the persons named in the enclosed proxy or their substitutes will vote in accordance with their best judgment on such matters, and discretionary authority to do so is included in the proxy.


                    SOLICITATION OF PROXIES

     The entire cost of soliciting proxies will be borne by the Company. The Company may make arrangements with brokerage houses, banks and other custodians, nominees and fiduciaries to forward proxies and proxy material to the beneficial owners of the common stock of the Company and to request authority for the execution of proxies. In such cases, the Company may reimburse such brokerage houses, banks, custodians, nominees and fiduciaries for their expenses in connection therewith. Proxies may be solicited in person or by telephone, mail, facsimile or other electronic means by certain directors and officers of the Company without additional compensation for such services, or by its Transfer Agent, and the cost will be borne by the Company.


            STOCKHOLDER PROPOSALS AND NOMINATIONS

     Proposals of stockholders intended to be presented pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (the "Exchange Act") must be received at the executive offices of the Company on or before December 4, 1999 in order to be considered for inclusion in the proxy statement and proxy card for the year 2000 Annual Meeting.

     The Company's Bylaws contain additional requirements that must be satisfied for any proposal of stockholders made outside of Rule 14a-8, or any nomination by a stockholder of directors, to be considered at an annual or special meeting. Such proposals or nominations may not be brought before an annual meeting by a stockholder unless the stockholder has given timely written notice in proper form of such proposal or nomination to the Chairman of the Board, the President or the Secretary of the Company. Such proposals or nominations may be made only by persons who are stockholders of record on the date on which such notice is given and on the record date for determination of stockholders entitled to vote at that meeting.

     Stockholder notices of any proposals or nominations intended to be considered at the 1999 Annual Meeting will be timely only if they are received at the Company's executive offices by the close of business on April 12, 1999. Stockholder notices of any proposals or nominations intended to be considered at the 2000 Annual Meeting will be timely only if received at the Company's executive offices no earlier than January 1, 2000 and no later than January 31, 2000. However, if the 2000 Annual Meeting is called for a date that is not within thirty days before or after April 30, 2000, any such notice will be timely only if it is received no later than the close of business on the tenth day following the date of the Company's first mailing of the notice of the 2000 Annual Meeting or the date of the Company's public disclosure of the date of the 2000 Annual Meeting, whichever is earlier.

     To be in proper written form, a stockholder's notice concerning a proposal to be presented at an annual meeting must set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the number of shares of stock of the Company owned by such stockholder
(x) beneficially and (y) of record, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

     To be in proper written form, a notice concerning a nomination for election to the Board of Directors must set forth
(i) as to each person whom the stockholder proposes to nominate for election as a director (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person, (c) the number of shares of stock of the Company owned by the person (x) beneficially and (y) of record, and (d) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (ii) as to the stockholder giving the notice (a) the name and record address of such stockholder, (b) the number of shares of stock of the Company owned by such stockholder
(x) beneficially and (y) of record, (c) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (d) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (e) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

     In addition, no person will be eligible for election to the class of directors to be elected in the year 2000 and each third year thereafter unless such person is an "independent director" within the meaning of Section 121 of the Listing Standards, Policies and Requirements of the American Stock Exchange LLC (or any successor provision).

     Any notice concerning proposals or nominations sought to be considered at the 1999 Annual Meeting, or at the 2000 Annual Meeting, should be addressed to the Company's Chairman, President or Secretary at 120 Kane Street, P.O. Box 187, Kahului, Maui, Hawaii 96733-6687. The full text of the bylaw provisions referred to above (which also set forth requirements and limitations as to stockholder proposals or nominations to be considered at any special meeting) may be obtained by contacting the Company's Secretary at the foregoing address, by telephone at 808-877-3351 or facsimile 808-877-1614.


                       PROXY INSTRUCTIONS

     A form of proxy for the Annual Meeting is enclosed. You are requested to sign and return your proxy promptly to make certain your shares will be voted at the meeting. As previously stated, you may revoke your proxy at any time before it is voted by delivering a written revocation or a signed proxy card bearing a later date to the Company's Secretary, provided that such revocation or proxy card is actually received by the Secretary before it is used. Attendance at the Annual Meeting will not in itself constitute revocation of a proxy. If you attend the meeting, you may vote your shares in person if you so decide.
For your convenience, a self-addressed envelope is enclosed; it requires no postage if mailed in the United States.


BY ORDER OF THE BOARD OF DIRECTORS

/S/ ADELE H. SUMIDA

ADELE H. SUMIDA
Secretary

Kahului, Maui, Hawaii
April 2, 1999



APPENDIX


The graphic image on page == of this document has the following graph points:

                                          S&P
                     ML&P      S&P        FOOD


1993                  100       100       100
1994                   48       101       106
1995                   45       139       134
1996                   45       171       157
1997                   43       228       216
1998                   35       282       234



                              PROXY

               MAUI LAND & PINEAPPLE COMPANY, INC.
                 120 KANE STREET, P. O. BOX 187
                KAHULUI, MAUI, HAWAII 96733-6687


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
THE ANNUAL MEETING TO BE HELD APRIL 30, 1999


     The undersigned hereby makes, constitutes and appoints GARY
L. GIFFORD, PAUL J. MEYER and ADELE H. SUMIDA and each of them as attorneys and proxies of the undersigned, with full power of substitution, for and in the name of the undersigned to represent the undersigned at the Annual Meeting of Stockholders of Maui Land & Pineapple Company, Inc. (the "Company") to be held at 8:30 a.m. on Friday, April 30, 1999, in the Corporate Office courtyard, 120 Kane Street, Kahului, Hawaii, and any postponements or adjournments thereof, and to vote all shares of the stock of the Company standing in the name of the undersigned with all the powers the undersigned would possess if personally present at such meeting. This Proxy may be revoked by the undersigned at any time. The undersigned directs that this Proxy be voted as follows:

1. To elect the nominees listed below as Class Three Directors to serve for a three-year term or until their successors have been elected and qualified:

     RICHARD H. CAMERON AND MORTON B. PLANT

     ______ FOR               ______WITHHOLD AUTHORITY FOR ALL

     INSTRUCTION: To withhold authority for any individual nominee write that nominee's name in the space provided below:



______________________________________________________________

2. To elect the firm of Deloitte & Touche LLP as the Auditor of the Company for the fiscal year 1999 and thereafter until its successor is duly elected.

     ____ FOR       ____ AGAINST   ____ ABSTAIN

     THIS PROXY WILL BE VOTED AS DIRECTED. IF THE PROXY IS PROPERLY SIGNED AND RETURNED AND NO DIRECTIONS ARE GIVEN, THE VOTE WILL BE IN FAVOR OF ALL PROPOSALS ABOVE. DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS THAT MAY COME BEFORE THE MEETING.

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and accompanying Proxy Statement.



Date:________________, 1999

Please sign EXACTLY as name(s) appears at left:

_______________________________________
_______________________________________
_______________________________________


If the proxy is signed by an attorney-in-fact, executor, administrator, trustee or guardian, give full title. PLEASE
DATE, SIGN AND RETURN PROMPTLY.